Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Zhibao Technology Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares	(1)	Other	395,678,152	$0.1765	$69,837,193.83	0.0001381	$9,644.52
Fees to be Paid	Equity	Class A Ordinary Shares underlying the Warrant to Purchase Class A Ordinary Shares	(2)	Other	395,678,152	0.35	138,487,353.20	0.0001381	19,125.10
Fees to be Paid	Equity	Class A Ordinary Shares	(3)	Other	18,597,557	$0.1765	$3,282,468.81	0.0001381	$453.31

Total Offering Amounts:							$211,607,015.84		29,222.93
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:									$29,222.93

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional Class A ordinary shares as may be issued or issuable because of stock splits, stock dividends stock distributions, and similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low sale prices of the Class A ordinary shares on August 26, 2026.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional Class A ordinary shares as may be issued or issuable because of stock splits, stock dividends stock distributions, and similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, as amended, based on the exercise price of the Warrant of $0.35 per Class A ordinary share.
(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional Class A ordinary shares as may be issued or issuable because of stock splits, stock dividends stock distributions, and similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low sale prices of the Class A ordinary shares on August 26, 2026.